Exhibit 99.1

Energous Corporation Announces Executive Leadership Changes, Appoints Acting CEO

Cesar Johnston, COO and EVP of engineering, appointed acting CEO; Bill Mannina to become interim CFO, and Kathleen Bayless joins board of directors and audit committee

SAN JOSE, Calif.—(BUSINESS WIRE)— Energous Corporation (Nasdaq: WATT), the developer of WattUp®, a revolutionary wireless charging 2.0 technology, today announced several changes to the composition of the board and its leadership team, including its CEO and CFO positions. These changes follow the official retirement of former company president and CEO Stephen R. Rizzone last month. Effective immediately, Cesar Johnston will assume the role of acting CEO. Johnston has been with the company for the past seven years, most recently serving as chief operating officer and executive vice president of engineering.

Additionally, Bill Mannina will assume the role of acting CFO. Mannina has been with the company since 2016, serving in several finance-related roles including VP of finance and controller. Mannina’s appointment comes as current CFO Brian Sereda, who has held the position since 2015, intends to depart the company. After Sereda steps away from day-to-day duties, he will continue to support the company in an advisory capacity. Mannina will become acting CFO upon the departure of Sereda.

Finally, Kathleen Bayless will join Energous as a member of the board of directors as well as the company’s audit committee. Over the course of her 30+ year career, Bayless has held a variety of executive leadership positions for several technology companies, including CFO roles with Komag, Inc., Western Digital Media Inc. and Synaptics Inc. In 2019, Bayless was recognized by Women’s Inc. Magazine as one of the most influential corporate board members in the United States.

“We’re fortunate to have the ability to elevate existing members of our team to new, executive-level positions,” said Dan Fairfax, chairman of the board. “Maintaining strong continuity of leadership with team members who are intimately familiar with our business is critical to Energous’ continued success, technology maturation, and ability to enter new markets and support a highly differentiated range of applications.”

In April, following Rizzone’s announced medical leave of absence, Energous had formed an Office of the CEO, comprising executive officers Sereda, Johnston and Neeraj Sahejpal, SVP of marketing and business development, which reported directly to the company’s board of directors. This group has now been disbanded following the executive appointments announced today. Sahejpal continues as SVP of marketing and business development. Sahejpal and Mannina will report to Johnston.

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the global leader of Wireless Charging 2.0 technology. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for consumer electronics, medical devices, retail, military, industrial/commercial IoT, automotive, military, retail and industrial applications. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded 240 U.S. patents for its WattUp wireless charging technology to-date.

Safe Harbor Statement

This press release contains “forward-looking statements’’ within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of our forward-looking statements in this release include but are not limited to the success of our management in fulfilling Energous’ business plan, the future of the wireless charging industry and our technology, and statements with respect to its expected functionality and company growth. Factors that could cause actual results to differ from what we expect include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange

Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous from time to time with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Energous Investor Relations:

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com

Energous Public Relations:

PR@energous.com

(408) 963-0200